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                                 INDEMNIFICATION

                                 TRUST AGREEMENT






                            Dated as of March 1, 2002
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                                TABLE OF CONTENTS

ARTICLE I. TRUST FUND; TERM; NATURE OF TRUST; LIST OF INDEMNITEES..............3

     Section 1.1   Trust Fund..................................................3
     Section 1.2   Security Interest...........................................4
     Section 1.3   Term of the Trust...........................................4
     Section 1.4   Grantor Trust; Termination..................................4
     Section 1.5   Indemnitees.................................................5

ARTICLE II. PAYMENTS FROM THE TRUST............................................5

     Section 2.1   Payments From the Trust.....................................5
     Section 2.2   Persons to Receive Payment..................................7
     Section 2.3   Trust Fund, Assignments.....................................7

ARTICLE III. POWERS, DUTIES AND RIGHTS OF TRUSTEE..............................7

     Section 3.1   General.....................................................7
     Section 3.2   Powers of Investment........................................7
     Section 3.3   Duties of Trustee...........................................8
     Section 3.4   Emergencies and Delegates...................................8
     Section 3.5   Expenses and Taxes..........................................8
     Section 3.6   Third Parties...............................................9

ARTICLE IV. RESIGNATION, REMOVAL AND SUCCESSION................................9

     Section 4.1   Resignation.................................................9
     Section 4.2   Succession..................................................9

ARTICLE V. AMENDMENT; PARTIAL INVALIDITY......................................10

     Section 5.1   Irrevocability of Trust; Amendment.........................10
     Section 5.2   Partial Invalidity; Conformity with Law....................10

ARTICLE VI. LIABILITIES.......................................................10

     Section 6.1   Liability of the Company...................................10
     Section 6.2   Liability of the Trustee...................................10
     Section 6.3   Indemnification of Trustee.................................11

ARTICLE VII. MISCELLANEOUS....................................................11

     Section 7.1   Successors.................................................11
     Section 7.2   Use of Trust Funds.........................................11
     Section 7.3   Notices....................................................11
     Section 7.4   Construction...............................................12

EXHIBIT A  Trust Fund
EXHIBIT B  Trustee Compensation Schedule


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                                                                   EXHIBIT 10.25

                         INDEMNIFICATION TRUST AGREEMENT

         This Indemnification Trust Agreement (the "Trust Agreement"), is entered as of March 1, 2002 among Simon Worldwide, Inc., a Delaware corporation ("SWWI"), and Simon Marketing, Inc., a Delaware close corporation ("SMI") and wholly-owned subsidiary of SWWI (SWWI and SMI are collectively referred to herein as the "Company"), and Development Specialists, Inc., an Illinois corporation through Geoffrey L. Berman (the "Trustee").

                                    RECITALS

         WHEREAS, Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "Law") empowers corporations to indemnify persons serving as a director, officer, employee or agent of the corporation, and further specifies that the indemnification set forth in said Section 145 "shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise"; and said Section 145 further empowers a corporation to "purchase and maintain insurance" on behalf of any of such persons "against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under" Section 145;

         WHEREAS, the Restated Certificate of Incorporation of SWWI provides for mandatory indemnification of the directors and officers of SWWI to the fullest extent allowed by the Law (the "SWWI Certificate Obligations");

         WHEREAS, the Amended and Restated Certificate of Incorporation of SMI provides for mandatory indemnification of the directors, officers, employees or agents of SMI to the fullest extent allowed by the Law (the "SMI Certificate Obligations");

         WHEREAS, Simon Marketing (Hong Kong) Limited ("SMHK") is a wholly owned subsidiary of SMI.

         WHEREAS, the Memorandum of Association of SMHK provides for the mandatory indemnification of every director, manager and other officer or servant of SMHK (the "SMHK Obligations");

         WHEREAS, the Company has entered into and will enter into certain Indemnification Agreements (the "Indemnification Agreements") with a number of the Indemnitees (defined in Section 1.5), and such Indemnification Agreements contemplate that the Company's obligations to indemnify under such Indemnification Agreements be secured by the creation and funding of an irrevocable indemnification trust (the "Trust") such as that created by this Trust Agreement;

         WHEREAS, in addition to the obligations under the Indemnification Agreements, the Company has certain indemnification obligations to various of the Indemnitees under a variety of contractual promises which have been made to them, under various actions of the Board of Directors of SWWI (acting on behalf of SWWI and, on certain occasions, SMI) which have been
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taken, and under general legal principles (collectively, together with the SWWI
Certificate Obligations, SMI Certificate Obligations, the SMHK Obligations and the Indemnification Agreements, the "General Indemnity Obligations");

         WHEREAS, pursuant to certain of the General Indemnity Obligations, an officer, director, agent or consultant is entitled to present the Company with a request for a Trust as security to such officer, director, agent or consultant for the satisfaction of the Company's obligations pursuant to the General Indemnity Obligations; and certain of such requests have been presented to the Company;

         WHEREAS, the Company has directors and officers along with errors and omissions insurance policies (collectively, the "Policies") in effect which will fulfill some of the Company's obligations under the General Indemnity Obligations;

         WHEREAS, as a result of certain events which occurred immediately prior to August 23, 2001, on that date and on various dates thereafter, the Board of Directors of SWWI (acting on behalf of SWWI and, on certain occasions, SMI) met as a Board and also with certain of its officers and consultants in order to assess the Company's forward direction and management and the Company's increasingly important need and desire to retain the services of its, and its direct or indirect subsidiaries', directors, officers and consultants by providing additional tangible assurances to them that the Company's General Indemnity Obligations would be secured, whether through adequate additional insurance or otherwise;

         WHEREAS, subsequent to such initial meetings, the Board of Directors of SWWI (acting on behalf of SWWI and, on certain occasions, SMI) again met as a Board and also with certain of its officers and consultants and discussed the need to provide specific additional tangible assurances to certain of the Company's, and its direct or indirect subsidiaries', directors, officers and consultants that the Company's General Indemnity Obligations would be secured through the creation and adequate funding of an irrevocable indemnification trust;

         WHEREAS, the Company has undertaken a thorough investigation in order to determine the availability of additional insurance that would be able to fulfill some of the Company's indemnification obligations under the General Indemnity Obligations in areas where such obligations are not presently adequately covered under the Policies;

         WHEREAS, the Company has determined, after due diligence, including a review and consideration by the Board of Directors of SWWI (acting on behalf of SWWI and SMI) of the various available insurance options, that not only are the insurance premiums prohibitively expensive, but also that the Company cannot obtain sufficient insurance to cover all possible obligations under the General Indemnity Obligations to ensure that the aforesaid indemnity obligations will be covered by adequate insurance and thereby sufficiently secured so that the Company will be able to retain its, and its direct or indirect subsidiaries', officers, directors and agents or consultants;

         WHEREAS, the contractual promises made as described above and the need to retain the services of the Indemnitees, whose willingness to continue to provide services to the Company, and its direct or indirect subsidiaries', is based on the enforceability in law and in fact of the


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existing General Indemnity Obligations and the establishment of the Trust, necessitate that a Trust be created and fully funded in a sufficient amount.

                                    AGREEMENT

         NOW THEREFORE, the Company and the Trustee hereby enter into this Trust Agreement and establish the Trust and provide for its funding and administration. The Trustee hereby agrees to serve as such and to receive and hold any and all cash and property which may be delivered to it as trustee hereunder from time to time, in trust for the uses and purposes and upon the terms and conditions hereinafter stated:

                                   ARTICLE I.
             TRUST FUND; TERM; NATURE OF TRUST; LIST OF INDEMNITEES

Section 1.1   Trust Fund

         (a) For good and valuable consideration, the Company hereby irrevocably transfers and delivers to the Trustee all right, title and interest in and to the property listed in Exhibit A hereto, to have and to hold such property and any other property which, pursuant to any of the provisions hereof, the Trustee at any time hereafter may hold or acquire for the uses and purposes and upon the terms and conditions herein set forth. All such property constituting the principal of the Trust and any earnings thereon shall hereafter be collectively referred to as the "Trust Fund".

         (b) The Company reserves the right for itself or any other person or entity to increase the Trust Fund by irrevocably delivering any property of any nature, whether real, personal, or mixed, to the Trustee or by having the proceeds from any of the Policies ("Policy Proceeds") made payable directly to the Trustee. Such property shall be deemed added to Exhibit A. Any supplemental funding or other augmentation of the Trust Fund that is not received for the benefit of a particular Indemnitee for reimbursement under Sections 1.1(c) or
(d) shall increase the Trust Fund.

         (c) The Company agrees to replenish the Trust Fund and to immediately and irrevocably pay to the Trustee any amount (and concurrently transfer all right, title and interest in and to such amount) paid out from the Trust Fund on account of any General Indemnity Obligation. Such replenished funds shall be deemed added to Exhibit A and shall credit the Account (defined in Section 1.1(e)) of the Indemnitee to which such funds are related or applicable.

         (d) The Company covenants to pay and assign to the Trustee and to immediately and irrevocably transfer and deliver to the Trustee to replenish the Trust Fund, all right, title and interest in and to Policy Proceeds that are received by the Company in reimbursement for any amount previously paid out from the Trust Fund. Such Policy Proceeds shall be deemed added to Exhibit A and shall credit the Account of the Indemnitee to which such proceeds are related or applicable. The Company shall seek an endorsement of all Policies to provide for direct payment of Policy Proceeds to the Trustee in accordance herewith in reimbursement for any amount previously paid out from the Trust Fund and to reflect the Trust as an additional insured.


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         (e)  The Trustee shall establish an account for each Indemnitee (an
"Account"), and shall charge such Account for the net amount of disbursements (subject to Section 2.1(e)) to such Indemnitee hereunder pursuant to claims for payment by, or on behalf of, the applicable Indemnitee, and shall credit to such Account future increases of the Trust Fund in accordance with Sections 1.1(c) and 1.1(d), as applicable. Such Accounts may be established by book entries, and the Trust Fund need not be further segregated.

Section 1.2   Security Interest

         In order to secure the payment and performance of the Company's obligations under Section 1.1(c) and Section 1.1(d), above, the Company hereby assigns, pledges and grants to the Trustee a first priority and continuing lien and security interest in all Policy Proceeds, subject to the obligations under each Policy to pay insured parties other than the Company. Upon the Company's failure to immediately perform under Section 1.1(c) and Section 1.1(d), above, the Trustee shall have the remedies of a secured party under the Delaware Uniform Commercial Code and may require the Company to assemble the Policy Proceeds and transfer them to the Trustee. The Company hereby expressly waives and releases all rights to have any of the Policy Proceeds marshaled upon the exercise of the Trustee's remedies hereunder. The Company further agrees to execute and deliver any documents reasonably contemplated in connection with the perfection of the security interest granted hereunder and as may be reasonably requested and/or required by the Trustee and/or the Trustee's counsel in connection therewith.

Section 1.3   Term of the Trust

         (a) The Trust hereby established is irrevocable and shall continue until the earlier to occur of:

              (i) The later of: (a) four years from the date hereof; or (b) as soon thereafter as no claim is pending against any Indemnitee which is indemnifiable under the General Indemnity Obligations; or

              (ii) March 1, 2022.

         For purposes of this Section, a claim is pending only if the Trustee has actual knowledge of its pendency.

Section 1.4   Grantor Trust; Termination

         (a) The Trust is intended to be a grantor trust of the Company, within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and shall be construed accordingly.

         (b) The Trust Fund shall not be paid to the Company or any trustee in bankruptcy of the Company, shall be held separate and apart from other funds of the Company, and shall be used exclusively for the uses and purposes herein set forth. The Indemnitees shall have no preferred claim on any assets of the Trust Fund prior to the time such assets are paid to any Indemnitee as provided herein. However, the Indemnitees and each of them are third party beneficiaries of this Trust Agreement, and each of them may enforce its terms.


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         (c)  Immediately prior to the termination of the Trust, all assets and liabilities remaining in the Trust shall be first applied to pay any and all administrative fees and expenses of the Trust and to satisfy all liabilities of the Trust to the Trustee and to third parties and then, to the extent funds are available, to pay any unsatisfied Overclaims (as defined in Section 2.1(e)) of such Indemnitee in accordance with Section 2.1(e). If immediately prior to the termination of the Trust, sufficient funds are not available to fully pay all Overclaims, each Indemnitee with a claim for Overclaims will be paid a percentage of his or her Overclaim equal to the percentage of funds available as compared to the total of all Overclaims. Such payments shall satisfy all obligations of the Trust to the Indemnitees. If, after payment of the foregoing, there are funds remaining in the Trust, notwithstanding Section 1.4(b), such funds and all other assets of the Trust shall be distributed to SMI.

Section 1.5   Indemnitees

         The sole and only beneficiaries of the Trust are any persons (a) who, as of the date hereof or hereafter, serve SWWI, SMI or SMHK as directors, officers or individual consultants (including any officers of a consultant that is a legal entity if such officer is an insured under a Policy), and (b) who are entitled to indemnification from the Company pursuant to General Indemnity Obligations. Each such individual shall herein be called an "Indemnitee" and collectively the "Indemnitees").

                                  ARTICLE II.
                             PAYMENTS FROM THE TRUST

Section 2.1   Payments From the Trust

         (a) The obligation of the Trustee is to pay (as herein provided) to any Indemnitee out of the Trust Fund, to the extent funds are available therein, any amounts to which the Indemnitee is legally and properly entitled under any General Indemnity Obligation and which amounts are not paid to the Indemnitee by the adverse party, the Company, SMHK, or an insurer under a Policy. To be paid, an Indemnitee must make a claim for payment from the Trust only by delivering to the Trustee:

              (i) a demand certifying that the Indemnitee has incurred expenses which are indemnifiable by the Company under his or her Indemnification Agreement or under any other General Indemnity Obligation (which certification is accompanied by (x) evidence of payment of such expenses or obligation to pay, and (y) documentation regarding such person's status as an Indemnitee and a brief explanation supporting why Indemnitee asserts such expenses are covered by a General Indemnity Obligation);

              (ii) a written notice describing in reasonable detail the nature of the claim for which a right to receive payments hereunder is asserted, the identity of the persons who have made or threatened the claim, and the identity of any legal counsel retained by the Indemnitee to defend the claim;

              (iii) copies of all papers served on the Indemnitee in connection with the claim;


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              (iv) a written undertaking to promptly repay to the Trust any amounts paid or applied to or for the use of such Indemnitee pursuant to this Section in the event a determination is made by a court of competent jurisdiction (which such determination is not subject to further appeal) that under applicable law payments to such Indemnitee are not lawful and proper in the circumstances, or in the event and to the extent that such Indemnitee receives payment (whether in full or in part) for the same items from the adverse party, the Company, SMHK or an insurer under a Policy;

              (v) a certificate executed by the Indemnitee stating that a request for indemnity to the Company or an applicable insurer under a Policy has remained unsatisfied for thirty (30) days; and

              (vi) a certificate executed by the Indemnitee stating that he or she is an "Indemnitee" as defined under Section 1.5 hereof, that his or her claim is lawful and proper, that his or her claim is due, owing, and unpaid under the Indemnification Agreement or any other General Indemnity Obligation, and that his or her claim has not been paid or reimbursed by the adverse party, the Company, SMHK or an insurer under a Policy.

         (b) The Trustee may seek an opinion in writing from independent legal counsel as to the legality under applicable law of payments pursuant to this Article for such claim.

         (c) The payment in respect of any claim shall be charged to the Account of the claimant, except that a portion of the payment may be charged to the Account of any other Indemnitee if such other Indemnitee agrees thereto in writing, directly or through his or her authorized representative, and so directs the Trustee in writing. For the purpose of this provision, an "authorized representative" is any person or entity appointed by an Indemnitee in writing to act as such, provided the Trustee has received due notice.

         (d) The Trustee shall pay all claims within thirty (30) days of receipt by the Trustee of a notice of claim and the documents required under this Article; provided, that if the Trustee has sought an opinion from independent legal counsel pursuant to subparagraph (b), the Trustee shall not pay such claim if the Trustee does not receive a written opinion of said independent legal counsel that payment of such claim would be lawful and proper and is due and owing. The Trustee shall not be liable to the Company or any third party for payment of a claim if the documents provided to the Trustee are regular on their face.

         (e) Notwithstanding the foregoing and subject to Section 1.4(c), the net disbursements charged to the Account of any one Indemnitee shall not exceed $350,000.00 ("Account Disbursement Limit"). To the extent any claim by an Indemnitee would exceed such Indemnitee's Account Disbursement Limit, the unpaid amount due to and claimed by the Indemnitee, plus interest at the rate of five percent (5%) per annum thereafter, compounded monthly, shall be deemed an "Overclaim". The Trustee shall, to the extent newly received funds become available in the Account of the Indemnitee under Section 1.1(e) from time to time, pay and satisfy all accumulated Overclaims of such Indemnitee without further demand from the Indemnitee at the time of quarterly accounting.


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         (f)  To the extent the Trustee pays any claims to an Indemnitee for which the Indemnitee is subsequently directly paid or reimbursed (whether in full or in part, the "Reimbursed Amount") by the adverse party, the Company, SMHK or an insurer under a Policy, and the Indemnitee fails to promptly return such amounts to the Trustee, then the Trustee shall charge the Account of the Indemnitee for such Reimbursed Amount.

Section 2.2   Persons to Receive Payment

         The Trustee shall pay all amounts payable hereunder only to the Indemnitee or Indemnitees to whose Accounts the funds were charged (or such Indemnitees' legal beneficiary or representative upon death) and not to any other person or entity unless specifically directed in writing by the Indemnitee. The receipt by the person to whom such payment is made shall be a complete discharge of the Trustee for any sums so paid.

Section 2.3   Trust Fund, Assignments

         No part of the Trust Fund shall be liable for the debts, contracts or engagements of any Indemnitee, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, while in the hands of the Trustee, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever, except that upon the disability or death of an Indemnitee, such person's legal beneficiaries and representatives may succeed to his or her interest hereunder for the purposes provided pursuant to any General Indemnity Obligation that is for his or her benefit.

                                  ARTICLE III.
                      POWERS, DUTIES AND RIGHTS OF TRUSTEE

Section 3.1   General

         (a) It shall be the duty of the Trustee to hold, manage, invest and reinvest the Trust Fund; to collect and hold the increase, earnings and profits thereon, and to make payment from the Trust Fund, all as herein provided.

         (b) Subject to the provisions of this Trust Agreement, the assets of the Trust Fund shall be prudently invested and managed in accordance with California Probate Code Section 16040.

         (c) Notwithstanding the above, sufficient liquidity shall be maintained to meet the reasonably anticipated requirements of the Trust Fund for payment of expenses of administration, investment and management and for payments to the Indemnitees.

Section 3.2   Powers of Investment

         (a) Subject to the limitations and requirements hereof, and applicable laws, the Trustee shall have full power to invest and reinvest and/or cause to be invested and reinvested the assets of the Trust Fund in such manner as it deems beneficial and appropriate for the conservation and growth of the Trust Fund without being limited or bound by any rule or custom relating to investments by trustees.


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         (b)  For the avoidance of doubt, the Trustee shall have the power and authority to invest and reinvest all uninvested cash into obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and in notes and other instruments, including repurchase agreements, collateralized or secured by such obligations, or in units or shares of mutual funds thereof.

         (c) The Trustee shall have the power and authority to register any investment held in the Trust Fund in its own name or in the name of a nominee and to hold any investment in bearer form. The books and records of the Trustee shall show that all such investments are part of the Trust Fund. The Trustee shall be liable for all acts of its nominees.

Section 3.3   Duties of Trustee

         (a) The Trustee shall exercise its powers from time to time as may be appropriate or as required by law.

         (b) The Trustee shall maintain or cause to be maintained suitable records, data and information relating to its functions hereunder.

         (c) The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other actions hereunder. Its books and records relating thereto shall be open to inspection and audit at all reasonable times by the Indemnitees, or their duly authorized representatives.

         (d) Within thirty (30) days after the close of business on the last business day of each fiscal quarter (and within thirty (30) days after the resignation of the Trustee, as provided in Article IV hereof), and at any other time as requested by an Indemnitee in writing, the Trustee shall render to the Indemnitees who have made themselves and their notice information known in writing to the Trustee or to the requesting Indemnitee, as the case may be, a written account showing in reasonable summary the investments, receipts, disbursements and other transactions engaged in by the Trust during the preceding fiscal quarter, and setting forth the assets and liabilities of the Trust.

Section 3.4   Emergencies and Delegates

         (a) In case of an emergency, the Trustee may act with respect to the matter involved and shall incur no liability in so acting.

         (b) By written notice, the Trustees may authorize a delegate to act on matters in the ordinary course of the business of the Trust or on specific matters.

Section 3.5   Expenses and Taxes

         (a) The Trustee shall be entitled to compensation for its services and reimbursement for its costs as and when incurred in accordance with the provisions set forth on Exhibit B attached hereto. The compensation of the Trustee and all its expenses hereunder shall constitute a charge upon the Trust Fund. The Trustee shall have a lien on the Trust for such compensation and expenses until paid.


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         (b)  Proper expenses of the Trust include the following:

              (i) reasonable counsel fees incurred by the Trustee;

              (ii) reasonable accountants' fees incurred by the Trustee for the preparation of yearly tax returns for the Trust;

              (iii) reasonable costs, expenses and charges of the Trustee incurred or made in the performance of its duties;

              (iv) reasonable expenses relating to investment of the Trust Fund such as brokers' commissions and similar items;

              (v) all taxes of any and all kinds that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund or the income thereof; and

              (vi) the Trustee's reasonable charges for issuing payment checks to Indemnitees and their legal beneficiaries or representatives.

Section 3.6   Third Parties

         (a) No third party dealing with the Trustee shall be required to follow the use by the Trustee of moneys paid or loaned to the Trustee or to inquire as to whether the Trustee has complied with the requirements of this Trust Agreement.

         (b) In any judicial, arbitration or administrative proceeding, only the Company, the Trustee, and the Indemnitees who have made themselves and their notice information known in writing to the Trustee (or, upon notice to the Trustee, their legal beneficiaries or representatives upon death) shall be necessary parties, and no other person shall be entitled to any notice or service of process (except as required by law). Any judgment, decision or award entered in any such proceeding or action (unless inconsistent with any General Indemnity Obligation) shall be conclusive upon all interested persons.

                                  ARTICLE IV.
                       RESIGNATION, REMOVAL AND SUCCESSION

Section 4.1   Resignation

         The Trustee may resign at any time upon thirty (30) days' prior written notice to Messrs. Joseph Anthony Kouba, George G. Golleher and Allan I. Brown (which notice may be waived by each at his sole discretion).

Section 4.2   Succession

         (a) Upon resignation of the Trustee, the majority of Messrs. Joseph Anthony Kouba, George G. Golleher and Allan I. Brown shall promptly appoint a successor Trustee, who shall have the same powers and duties as those conferred herein. Any resigning Trustee shall transfer the Trust Fund to its successor and shall deliver the books, accounts and records thereof thereto.


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The resigning Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses under Section 3.5 incurred prior to resignation or removal.

         (b) If a successor Trustee is not appointed within sixty (60) days after the Trustee gives notice of its resignation, then the Trustee may apply to any court of competent jurisdiction for appointment of a successor. The Trustee shall continue to serve until the successor assumes its office hereunder.

                                   ARTICLE V.
                          AMENDMENT; PARTIAL INVALIDITY

Section 5.1   Irrevocability of Trust; Amendment

         The Trust created by this Trust Agreement shall be irrevocable and shall not be revoked or terminated by the Company or any person other than as specifically provided in Section 1.3 nor shall it be amended, modified or supplemented except in accordance with Section 5.2.

Section 5.2   Partial Invalidity; Conformity with Law

         If any provision of this Trust Agreement is held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining portions of this Trust Agreement, unless such illegality or invalidity prevents accomplishment of the objectives and purposes of this Trust Agreement. In the event of any such holding, and notwithstanding anything herein to the contrary, this Trust Agreement may be amended prospectively or retroactively at any time by the Company or its duly authorized representative, upon reasonable notice to the Trustee and to Messrs. Joseph Anthony Kouba, George G. Golleher and Allan I. Brown, if deemed necessary to remedy such defect, to conform to the provisions and requirements of the Internal Revenue Code or regulations promulgated pursuant thereto, or to conform to the provisions and requirements of any law, regulation, order or ruling affecting the character or purpose of the Indemnification Agreements or the Trust.

                                   ARTICLE VI.
                                   LIABILITIES

Section 6.1   Liability of the Company

         The Company shall not be liable or responsible for

         (a)  any debts, liabilities or obligations of the Trustee, or

         (b) the acts or omissions (except as specifically undertaken by agreement of indemnity or insurance) of any fiduciary or other person relating to the rendering of services to the Trust Fund.

Section 6.2   Liability of the Trustee

         (a) The Trustee shall have no liability for the acts or omissions of the Company.


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         (b)  The Trustee shall have no liability for following proper directions, including investment directions, which are made in accordance with this Trust Agreement.

Section 6.3   Indemnification of Trustee

         The Company agrees, to the extent permitted by applicable law, to indemnify the Trustee and hold it harmless from and against any claim or liability that may be asserted against it, other than on account of the Trustee's own gross negligence or willful misconduct, by reason of the Trustee's taking or refraining from taking any action in connection with the administration of the Trust or, if the Trustee is the prevailing party therein, arising out of or relating to any action, suit or proceeding to which the Trustee is a party or otherwise involved by reason of it serving as the Trustee hereunder. The indemnities contained in this Section shall be applicable whether or not the Trustee is then serving as the Trustee and shall survive termination of the Trust.

                                  ARTICLE VII.
                                  MISCELLANEOUS

Section 7.1   Successors

         This Trust Agreement and the Trust created hereby shall be binding upon and shall inure to the benefit of the heirs, executors, personal and legal representatives, successors and assigns of the parties hereto and of the Indemnitees. For the purpose of Sections 4.1, 4.2(a) and 5.2, if any one of Messrs. Joseph Anthony Kouba, George G. Golleher or Allan I. Brown ceases to be able to serve for the purposes of any of such Sections, the other two remaining individuals may collectively appoint a third Indemnitee as a successor and shall provide the Trustee with notice of such appointment.

Section 7.2   Use of Trust Funds

         Except as herein provided, under no circumstances shall any contributions to the Trust or any part of the Trust Fund be recoverable by the Company from the Trustee, or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to Indemnitees. Upon execution of this Trust Agreement, the Company shall have no right, title or interest in the Trust Fund other than the reversionary interest in Section 1.4(c).

Section 7.3   Notices

         Any claim or notice required or permitted by this Trust Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or facsimile, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below, or as subsequently modified by written notice:


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
If to Trustee:                         Development Specialists, Inc.
                                       Wells Fargo Center
                                       333 South Grand Avenue
                                       Suite 2010
                                       Los Angeles, CA 90071-1524
                                       Facsimile:  (213) 617-2718
                                       Attention:  Geoffrey L. Berman

If to Company:                         Simon Marketing, Inc.
                                       1900 Avenue of the Stars
                                       Suite 500
                                       Los Angeles, CA 90067
                                       Facsimile:  (310) 556-2369
                                       Attention:  Board of Directors

     with a copy to:                   Choate Hall & Stewart
                                       Exchange Plaza
                                       53 State Street, 35th Floor
                                       Boston, MA 02109
                                       Facsimile:  (617) 248-4000
                                       Attention:  Cameron Bunk Read, Esq.

If to Joseph Anthony Kouba:            1445 5th Street
                                       Santa Monica, CA 90401
                                       Facsimile: (310) 576-6645
                                       Attention:  Joseph Anthony Kouba

If to George G. Golleher:              11 La Senda Place
                                       Laguna Beach, CA 92651
                                       Facsimile: (949) 499-3637
                                       Attention: George G. Golleher

If to Allan I. Brown:                  1121 El Retiro Way
                                       Beverly Hills, CA 90210
                                       Facsimile: (310) 553-1608
                                       Attention: Allan I. Brown

Section 7.4   Construction

         This Trust Agreement shall be construed, administered and enforced according to the Internal Revenue Code and, where state law is applicable, under Delaware laws, fairly, equitably and, as applicable, in accordance with the purposes of the General Indemnity Obligations.

                            [SIGNATURE PAGE FOLLOWS]

         Executed at Los Angeles, California, the day and year first written above.

COMPANY                                     TRUSTEE

Simon Worldwide, Inc.                       Development Specialists, Inc.,
a Delaware corporation                      an Illinois corporation,
                                            through Geoffrey L. Berman


By:                                         By:
   -------------------------------------       ---------------------------------
Name: Joseph Anthony Kouba                  Name: Geoffrey L. Berman
     -----------------------------------         -------------------------------
Title: Executive Committee Member of the            Title:
      ----------------------------------
       Board of Directors of SWWI
      ----------------------------------


Simon Marketing, Inc.,
a Delaware corporation



By:
   -------------------------------------
Name: Joseph Anthony Kouba
     -----------------------------------
Title: Executive Committee Member of the
      ----------------------------------
        Board of Directors of SWWI
      ----------------------------------

                                    EXHIBIT A

                                   TRUST FUND

                                   $2,700,000

                                    EXHIBIT B

                          TRUSTEE COMPENSATION SCHEDULE

As full compensation for its services from the date of the execution of this Trust Agreement through April 1, 2006, the Company shall pay the Trustee an up-front fee of $40,000 (the "Up-Front Fee"). If the Trustee resigns prior to April 1, 2006, the Trustee shall pay and transfer the pro-rata portion of the Up-Front Fee from the time of resignation until April 1, 2006 to the successor Trustee.

So long as the Trust has not been terminated and continues past April 1, 2006, the Trustee shall receive an additional fee of $2,500 on the last day of each succeeding fiscal quarter until the Trust terminates. If the Trust terminates in the middle of a fiscal quarter, then the Trustee shall be entitled to compensation pro-rata based on the number of days the Trust was in existence in such final fiscal quarter. The additional fee shall constitute a charge upon the Trust Fund.

The Trustee shall also be entitled to reimbursement for its reasonable costs and expenses in accordance with the terms of the Trust Agreement.




                                       B-1